                                                      EXHIBIT 2.2













                           -------------------------------
                              MOLECULAR BIOSYSTEMS, INC.

                           COMMON STOCK PURCHASE AGREEMENT

                                    March 31, 1998
                           -------------------------------

                              TABLE OF CONTENTS

                                                                        PAGE

Section 1 Authorization and Sale of Common Stock . . . . . . . . . . . .   1
     1.1  Authorization. . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2  Sale of Common . . . . . . . . . . . . . . . . . . . . . . . .   1

Section 2 Closing Date; Delivery . . . . . . . . . . . . . . . . . . . .   1
     2.1  Closing Date . . . . . . . . . . . . . . . . . . . . . . . . .   1
     2.2  Delivery . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

Section 3 Representations and Warranties of the Company. . . . . . . . .   2
     3.1  Organization and Standing. . . . . . . . . . . . . . . . . . .   2
     3.2  Corporate Power; Authorization . . . . . . . . . . . . . . . .   2
     3.3  Issuance and Delivery of the Shares. . . . . . . . . . . . . .   2
     3.4  Governmental Consents. . . . . . . . . . . . . . . . . . . . .   2
     3.5  SEC Documents; Financial Statements. . . . . . . . . . . . . .   2
     3.6  No Material Adverse Change . . . . . . . . . . . . . . . . . .   3

Section 4 Representations, Warranties and Covenants of the Purchaser. . .  3
     4.1  Authorization. . . . . . . . . . . . . . . . . . . . . . . . .   3
     4.2  Investment Experience. . . . . . . . . . . . . . . . . . . . .   3
     4.3  Investment Intent. . . . . . . . . . . . . . . . . . . . . . .   3
     4.4  Registration or Exemption Requirements . . . . . . . . . . . .   4
     4.5  Restriction on Short Sales . . . . . . . . . . . . . . . . . .   4
     4.6  No Legal, Tax or Investment Advice . . . . . . . . . . . . . .   4
     4.7  Legends. . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

Section 5 Conditions to Closing of Purchaser . . . . . . . . . . . . . .   5
     5.1  Representations and Warranties . . . . . . . . . . . . . . . .   5
     5.2  Performance. . . . . . . . . . . . . . . . . . . . . . . . . .   5
     5.3  Qualifications . . . . . . . . . . . . . . . . . . . . . . . .   5
     5.4  Compliance Certificate . . . . . . . . . . . . . . . . . . . .   5

Section 6 Conditions to Closing of Company . . . . . . . . . . . . . . .   5
     6.1  Representations and Warranties . . . . . . . . . . . . . . . .   5
     6.2  Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     6.3  Qualifications . . . . . . . . . . . . . . . . . . . . . . . .   5
     6.4  Compliance Certificate . . . . . . . . . . . . . . . . . . . .   6

Section 7 Additional Covenants . . . . . . . . . . . . . . . . . . . . .   6
     7.1  Standstill Provisions. . . . . . . . . . . . . . . . . . . . .   6
     7.2  Market Stand-off . . . . . . . . . . . . . . . . . . . . . . .   6


                              TABLE OF CONTENTS
                                 (CONTINUED)

                                                                        PAGE

Section 8 Restrictions on Transferability of Shares:Compliance with
            Securities Act . . . . . . . . . . . . . . . . . . . . . . .   6
     8.1  Restrictions on Transferability. . . . . . . . . . . . . . . .   6
     8.2  Transfer of Shares After Registration. . . . . . . . . . . . .   7

Section 9 Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . .   7
     9.1  Amendments and Waivers . . . . . . . . . . . . . . . . . . . .   7
     9.2  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . .   7
     9.3  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     9.4  Successors and Assigns . . . . . . . . . . . . . . . . . . . .   7
     9.5  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . .   7
     9.6  Notices, etc . . . . . . . . . . . . . . . . . . . . . . . . .   7
     9.7  Severability of this Agreement . . . . . . . . . . . . . . . .   8
     9.8  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . .   8
     9.9  Further Assurances . . . . . . . . . . . . . . . . . . . . . .   8
     9.10 Termination. . . . . . . . . . . . . . . . . . . . . . . . . .   8
     9.11 Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     9.12 Currency . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

Exhibit A -- Instruction Sheet for Purchaser
Exhibit B -- Form of Stock Certificate Questionnaire/Purchaser Certificate Exhibit C -- Form of Purchaser's Certificate of Subsequent Sale

                        MOLECULAR BIOSYSTEMS, INC.

                     COMMON STOCK PURCHASE AGREEMENT



          This Common Stock Purchase Agreement (the "Agreement") is made as of March 31, 1998, by and among Molecular Biosystems, Inc., a Delaware corporation (the "Company"), with its principal office at 10030 Barnes Canyon Road, San Diego, California USA 92121-2789, and Chugai Pharmaceutical Co., Ltd., a Japanese corporation (the "Purchaser") with its principal office at 2-1-9, Kyobashi, Chuo-ku, Tokyo 104-8301, Japan.


                                Section 1

                 AUTHORIZATION AND SALE OF COMMON STOCK

          1.1 AUTHORIZATION. The Company has authorized the sale and issuance of 691,883 shares of its Common Stock pursuant to this Agreement (the "Shares").

          1.2 SALE OF COMMON. Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to Purchaser and Purchaser agrees to purchase from the Company 691,883 shares for $12.00 per share (the "Purchase Price").


                                Section 2

                         CLOSING DATE; DELIVERY

          2.1 CLOSING DATE. The closing of the purchase and sale of the Shares hereunder (the "Closing") shall be held at the offices of Brobeck, Phleger & Harrison LLP, 550 West "C" Street, Suite 1200, San Diego, California 92101 at 4:30 p.m. on or before April 7, 1998, or at such other time and place upon which the Company and the Purchaser shall agree. The date of the Closing is hereinafter referred to as the "Closing Date."

          2.2 DELIVERY. At the Closing, the Company will deliver to Purchaser a certificate, registered in the Purchaser's name, representing the number of Shares to be purchased by the Purchaser. Such delivery shall be against payment of the purchase price therefor by check or wire transfer to the Company in the amount of the Purchase Price.

                                Section 3

              REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Purchaser as of the Closing Date as follows:

          3.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing as a domestic corporation under the laws of said state.

          3.2 CORPORATE POWER; AUTHORIZATION. The Company has all requisite legal and corporate power and has taken all requisite corporate action to execute and deliver this Agreement, to sell and issue the Shares and to carry out and perform all of its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) as limited by equitable principles generally. The execution and delivery of this Agreement does not, and the performance of this Agreement and the compliance with the provisions hereof and the issuance, sale and delivery of the Shares by the Company will not, materially conflict with, or result in a material breach or violation of the terms, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien pursuant to the terms of, the Certificate of Incorporation or Bylaws of the Company or any statute, law, rule or regulation or any state or federal order, judgment or decree or any indenture, mortgage, lease or other material agreement or instrument to which the Company or any of its properties is subject.

          3.3 ISSUANCE AND DELIVERY OF THE SHARES. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The issuance and delivery of the Shares is not subject to preemptive or any other similar rights of the stockholders of the Company or any liens or encumbrances.

          3.4 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for (a) such filings as have been made prior to the Closing, except that any notices of sale required to be filed with the SEC under Regulation D of the Securities Act, or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor and (b) the filing of the Listing Application with the New York Stock Exchange.

          3.5 SEC DOCUMENTS; FINANCIAL STATEMENTS. As of their respective filing dates, all documents (the "SEC Documents") filed by the Company with the Securities and Exchange Commission (the "SEC") complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Securities Act of 1933, as amended (the "Securities Act"), as applicable. None of the SEC Documents as of their respective dates


                                      2.

contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          3.6 NO MATERIAL ADVERSE CHANGE. Except as otherwise disclosed herein, since September 30, 1997, there have not been any changes in the assets, liabilities, financial condition, business prospects or operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse.


                                Section 4

          REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

          Purchaser hereby represents and warrants to the Company as of the Closing Date as follows:

          4.1 AUTHORIZATION. Purchaser represents and warrants to the Company that: (i) Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Shares and to carry out and perform all of its obligations under this Agreement; and (ii) this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally and (b) as limited by equitable principles generally.

          4.2 INVESTMENT EXPERIENCE. Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Shares.

          4.3 INVESTMENT INTENT. Purchaser is purchasing the Shares for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. Purchaser understands that its acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. Purchaser has completed or caused to be completed the Purchaser Questionnaire attached hereto as EXHIBIT B, and the responses provided therein shall be true and correct as of the Closing Date. Purchaser has, in connection with its decision to purchase the Shares relied solely upon the SEC Documents and the representations and warranties of the


                                      3.

Company contained herein. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, and the rules and regulations promulgated thereunder.

          4.4 REGISTRATION OR EXEMPTION REQUIREMENTS. Purchaser further acknowledges and understands that the Shares may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available.

          4.5 RESTRICTION ON SHORT SALES. Purchaser represents and warrants to and covenants with the Company that Purchaser has not engaged and will not engage in any short sales of the Company's Common Stock prior to the effectiveness of a registration statement registering the resale of the Shares, except to the extent that any such short sale is fully covered by shares of Common Stock of the Company other than the Shares.

          4.6 NO LEGAL, TAX OR INVESTMENT ADVICE. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

          4.7 LEGENDS. To the extent applicable, each certificate or other document evidencing any of the Shares shall be endorsed with the legends set forth below, and the Purchaser covenants that, except to the extent such restrictions are waived by the Company, the Purchaser shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

               (a) "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

               (b) "THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER CONTAINED IN A CERTAIN COMMON STOCK PURCHASE AGREEMENT, AS AMENDED FROM TIME TO TIME. THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

               (c)  Any other legend required by law.


                                      4.

                                Section 5

                   CONDITIONS TO CLOSING OF PURCHASER

          Purchaser's obligation to purchase the Shares at the Closing is, at the option of Purchaser, subject to the fulfillment or waiver as of the Closing Date of the following conditions:

          5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

          5.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          5.3 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required as of the Closing in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective as of the Closing.

          5.4 COMPLIANCE CERTIFICATE. An officer of the Company shall have delivered to Purchaser a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.


                                Section 6

                    CONDITIONS TO CLOSING OF COMPANY

          The Company's obligation to sell and issue the Shares at the Closing is, at the option of the Company, subject to the fulfillment or waiver of the following conditions:

          6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

          6.2 COVENANTS. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing.

          6.3 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required as of the Closing in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective as of the Closing.

                                      5.

          6.4 COMPLIANCE CERTIFICATE. An officer of Purchaser shall have delivered to the Company a certificate certifying that the conditions specified in Sections 6.1 and 6.2 have been fulfilled.


                              Section 7

                        ADDITIONAL COVENANTS

          7.1 STANDSTILL PROVISIONS. Commencing as of the Closing and through the fifth anniversary of the Effective Date, Purchaser (including all affiliates (as defined in Rule 144) of the Purchaser ("Affiliate")) shall not acquire beneficial ownership of any shares of Common Stock of the Company, any securities convertible into or exchangeable for Common Stock, or any other right to acquire Common Stock, except by way of stock dividends or other distributions or offerings made available to holders of Common Stock generally (collectively, "Company Stock"), from the Company or any other person or entity without the prior written consent of the Company, which consent may be withheld in its sole discretion; PROVIDED, HOWEVER, that in no event shall (i) the original purchase of Shares pursuant to this Agreement or (ii) the acquisition by Purchaser (or an Affiliate) of another Company that at the time of the acquisition owns securities of the Company constitute a violation of this Section 7.1.

          7.2 MARKET STAND-OFF. The Purchaser hereby agrees that during the period of duration not to exceed 120 days specified by the Company and an underwriter of capital stock of the Company, following the effective date of a registration statement pursuant to which the Company is offering securities under the Securities Act, it shall not, to the extent requested by the Company and such underwriter (and provided the same restriction is agreed to by the officers and directors of the Company), directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Shares until the end of such period.


                              Section 8

             RESTRICTIONS ON TRANSFERABILITY OF SHARES:
                   COMPLIANCE WITH SECURITIES ACT

          8.1 RESTRICTIONS ON TRANSFERABILITY. The Shares shall not be transferable in the absence of a registration under the Securities Act or an exemption therefrom or in the absence of compliance with any term of this Agreement. The Company shall be entitled to give stop transfer instructions to its transfer agent with respect to the Shares in order to enforce the foregoing restrictions.


                                      6.

          8.2 TRANSFER OF SHARES AFTER REGISTRATION. Purchaser hereby covenants with the Company not to make any sale of the Shares except in accordance with Section 7.2 AND either (i) in accordance with a registration statement, in which case Purchaser covenants to comply with the requirement of delivering a current prospectus, or (ii) in accordance with Rule 144, in which case Purchaser covenants to comply with Rule 144. Purchaser further acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate submitted to the Company's transfer agent evidencing such Shares is accompanied by a separate certificate executed by an officer of, or other person duly authorized by, the Purchaser in the form attached hereto as EXHIBIT C.


                              Section 9

                            MISCELLANEOUS

          9.1 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively but only if so expressly stated), only with the written consent of the Company and Purchaser. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

          9.2 GOVERNING LAW. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of California without any regard to conflicts of laws principles.

          9.3 SURVIVAL. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or the Purchaser and the Closing.

          9.4 SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. Notwithstanding the foregoing, Purchaser shall not assign this Agreement without the prior written consent of the Company.

          9.5 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

          9.6 NOTICES, ETC. All notices and other communications required or permitted under this Agreement shall be in writing and may be delivered in person, by facsimile, overnight delivery service or registered or certified mail, addressed to the Company or the Purchaser, as the case may be, at their respective addresses set forth at the beginning of this Agreement, or at such other address as the Company or the Purchaser shall have furnished to the other party in writing. All notices and other communications shall be effective upon the earlier of actual receipt thereof by


                                      7.

the person to whom notice is directed or (i) in the case of notices and communications sent by personal delivery or facsimile, one business day after such notice or communication arrives at the applicable address or was successfully sent to the applicable facsimile number, (ii) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or communication was sent, and (iii) in the case of notices and communications sent by United States mail, seven days after such notice or communication shall have been deposited in the United States mail.

          9.7 SEVERABILITY OF THIS AGREEMENT. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          9.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          9.9 FURTHER ASSURANCES. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          9.10 TERMINATION. In the event that the Closing shall not have occurred on or before ninety (90) days from the date hereof, this Agreement shall terminate at the close of business on such date.

          9.11 EXPENSES. The Company and Purchaser shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, including fees of legal counsel.


                                      8.

          9.12 CURRENCY. All references to "dollars" or "$" in this Agreement shall be deemed to refer to United States dollars.

          The foregoing agreement is hereby executed as of the date first above written.


                                   "COMPANY"

                                   MOLECULAR BIOSYSTEMS, INC.,
                                   a Delaware corporation


                                   By:    /s/ B. Venkatadri
                                          ------------------------------------

                                   Title: President and CEO
                                          ------------------------------------


                                   "PURCHASER"


                                   CHUGAI PHARMACEUTICAL CO., LTD.


                                   By:    /s/ ILLEGIBLE
                                          ------------------------------------

                                   Title: President
                                          ------------------------------------


                                      9.

                                                                  Exhibit A


                   INSTRUCTION SHEET FOR PURCHASER

             (to be read in conjunction with the entire
                  Common Stock Purchase Agreement)



A.   Complete the following items in the Common Stock Purchase Agreement:

     1. Provide the information regarding the Purchaser requested on the signature page. The Agreement must be executed by an individual authorized to bind the Purchaser.

     2.   Exhibit B-1 - Stock Certificate Questionnaire:

          Provide the information requested by the Stock Certificate Questionnaire;

     3.   Exhibit B-2 - Purchaser Certificate:

          Provide the information requested by the Certificate for Corporate, Partnership, Trust, Foundation and Joint Purchasers, as applicable.

     4. Return the signed Purchase Agreement including the properly completed Exhibits B-1 and B-2 to:

               Molecular Biosystems, Inc.
               10030 Barnes Canyon Road
               San Diego, CA USA 92121-2789

B. Instructions regarding the transfer of funds for the purchase of Shares will be sent by facsimile to the Purchaser by the Company at a later date.

C. In the event the Purchaser elects to resell the Shares pursuant to Rule 144 of the Securities Act of 1933, as amended ("Rule 144"), the Purchaser,

          (i) must comply with all of the requirements of Rule 144 for resale of securities; and

          (ii) must send a letter in the form of Exhibit C to the Company so that the Shares may be properly transferred.

D. In the event the Purchaser elects to resell the Shares pursuant to the Registration Statement after the Registration Statement covering the Shares is effective, as described in the Purchase Agreement, the Purchaser:

     (i) must deliver a current prospectus, and annual and quarterly reports of the Company to the buyer (prospectuses, and annual and quarterly reports may be obtained from the Company at the Purchaser's request); and

     (ii) must send a letter in the form of Exhibit C to the Company so that the Shares may be properly transferred.

                                                                  Exhibit B-1



                     MOLECULAR BIOSYSTEMS, INC.

                   STOCK CERTIFICATE QUESTIONNAIRE

     Pursuant to Section 4.3 of the Agreement, please provide us with the following information:

1. The exact name that the Shares are to be registered in (this is the name that will appear on the stock certificate(s)). You may use a nominee name if appropriate:

                                               --------------------------------

2. The relationship between the Purchaser of the Shares and the Registered Holder listed in response to item 1 above:

                                               --------------------------------


3.   The mailing address of the Registered
     Holder listed in response to item 1 above:

                                               --------------------------------

                                               --------------------------------

                                               --------------------------------

                                               --------------------------------

                                               --------------------------------

4.   The Tax Identification Number of the
     Registered Holder listed in response to
     item 1 above:

                                               --------------------------------

                                                                  Exhibit B-2

                     MOLECULAR BIOSYSTEMS, INC.

               CERTIFICATE FOR CORPORATE, PARTNERSHIP,
               TRUST, FOUNDATION AND JOINT PURCHASERS

          If the investor is a corporation, partnership, trust, pension plan, foundation, joint purchaser (other than a married couple) or other entity, an authorized officer, partner, or trustee must complete, date and sign this Certificate.

                             CERTIFICATE

          The undersigned certifies that the representations and responses below are true and accurate:

          (a) The investor has been duly formed and is validly existing and has full power and authority to invest in the Company. The person signing on behalf of the undersigned has the authority to execute and deliver the Common Stock Purchase Agreement on behalf of the Purchaser and to take other actions with respect thereto.

          (b)  Indicate the form of entity of the undersigned:

               ___  Limited Partnership

               ___  General Partnership

               ___  Corporation

               ___ Revocable Trust (identify each grantor and indicate under what circumstances the trust is revocable by the grantor:

                    ----------------------------------------------------------
                    ----------------------------------------------------------
                    ----------------------------------------------------------
                    ----------------------------------------------------------
                    ------------------. (Continue on a separate piece of paper, if necessary.)

               ___ OTHER TYPE OF TRUST (INDICATE TYPE OF TRUST AND, FOR TRUSTS OTHER THAN PENSION TRUSTS, NAME THE GRANTORS AND
                    BENEFICIARIES:
                    ----------------------------------------------------------
                    ----------------------------------------------------------
                    ----------------------------------------------------------
                    ----------------------------------------------------------
                    ----------------------------------------------------------
                    -----------------. (Continue on a separate piece of paper, if necessary.)

               ___  Other form of organization (indicate form of organization
                     (--------------------).

          (c)  Indicate the approximate date the undersigned entity was formed:
               --------------------------.

          (d) In order for the Company to offer and sell the Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please INITIAL EACH CATEGORY applicable to you as an investor in the Company.

          ___  1.   A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in
          Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

          ___  2.   A broker or dealer registered pursuant to Section 15 of the
          Securities Exchange Act of 1934;

          ___  3.   An insurance company as defined in Section 2(13) of the
          securities Act;

          ___  4.   An investment company registered under the Investment
          Company Act of 1940 or a business development company as defined in
          Section 2(a)(48) of that Act;

          ___  5.   A Small Business Investment Company licensed by the U.S.
          Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

          ___  6.   A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

          ___  7.   An employee benefit plan within the meaning of the Employee
          Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

           ___ 8.   A private business development company as defined in
          Section 202(a)(22) of the Investment Advisers Act of 1940;

          ___  9.   An organization described in Section 501(c)(3) of the
          Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

          ___ 10. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

          ___ 11. An entity in which ALL of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies:
          --------------------------------------------------------------------
          --------------------------------------------------------------------
          --------------------------------------------------------------------
          --------------------------------------------------------------------.
          (Continue on a separate piece of paper, if necessary.)


Dated:                        , 19
          --------------------    ---

                              ------------------------------------------------
                              Name of investor



                              ------------------------------------------------
                              Signature and title of authorized
                              officer, partner or trustee

                                                                  Exhibit C


             PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE


To:  Molecular Biosystems, Inc.
     10030 Barnes Canyon Road
     San Diego, CA USA 92121-2789

     Attention:  General Counsel

          The undersigned, the Purchaser or an officer of, or other person duly authorized by, the Purchaser, hereby certifies that
                                                   ---------------------------
-------------------------------------                       (fill in name
         of Purchaser)               institution was the

Purchaser of the shares evidenced by the attached certificate, and as such,

proposes to transfer such shares on or about                   either (i) in
                                            -------------------
                                                   (date)
accordance with the registration statement, file number [__________] in which case the Purchaser certifies that the requirement of delivering a current prospectus has been complied with or will be complied with in connection with such sale, or (ii) in accordance with Rule 144 under the Securities Act of 1933,

as amended ("Rule 144"), in which case the Purchaser certifies that it has complied with or will comply with the requirements of Rule 144.

Print or type:

                     Name of Purchaser:
                                          ------------------------------------

                     Name of Individual
                     representing
                     Purchaser (if an
                     Institution):
                                          ------------------------------------

                     Title of Individual
                     representing
                     Purchaser (if an
                     Institution):
                                          ------------------------------------

                     Signature by:

                     Purchaser or
                     Individual repre-
                     senting Purchaser:
                                          ------------------------------------